Exhibit 10.11
AMENDED AND RESTATED
INTUITIVE SURGICAL, INC.
2010 INCENTIVE AWARD PLAN
PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Intuitive Surgical, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2010 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of performance stock units (“Performance Stock Units” or “PSUs”). Each vested Performance Stock Unit represents the right to receive, in accordance with the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals over the applicable performance period. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Performance Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement.

Grant Number:	[_____________]
Participant:	[__________________________]
Grant Date:	[__________________________]
Target Number of PSUs:	[_____________]
Maximum Number of PSUs:	[_____________]
Vesting Schedule:	The PSUs shall vest as provided in Exhibit B.
Termination of PSUs:
Except as set forth in the Agreement, if the Participant experiences a Termination of Service, all PSUs that have not become vested on or prior to the date of such Termination of Service will thereupon be automatically forfeited by the Participant without payment of any consideration therefor. In addition, in the event that the TSR Achievement Factor and/or the Procedures Achievement Factor (each, as defined in Exhibit B) as of the applicable Determination Date (as defined in Exhibit B) is zero, the PSUs eligible to vest based on the applicable Achievement Factor (as defined in Exhibit B) will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. In addition, by accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the PSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

INTUITIVE SURGICAL, INC.: Participant:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
PERFORMANCE STOCK UNIT AWARD AGREEMENT
Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Performance Stock Unit Award Agreement (this “Agreement”) is attached, Intuitive Surgical, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Company’s 2010 Incentive Award Plan, as amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive a number of shares of Common Stock (each, a “Share”) based on the Company’s achievement of certain performance goals. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.
ARTICLE I.
GENERAL
1.1Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE II.
GRANT OF PERFORMANCE STOCK UNITS
1.1Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.
1.2Unsecured Obligation to PSUs. Each PSU constitutes the right to receive a number of Shares upon vesting, as determined in accordance with Section 2.3 and 2.6 below. Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
1.3Vesting Schedule; Change in Control.
(a)Subject to Section 2.5 hereof, the PSUs shall vest and become non-forfeitable with respect to the applicable portion thereof in accordance with Exhibit B to the Grant Notice and this Section 2.3.
(b)Notwithstanding Section 2.3(a), if a Change in Control occurs and Participant has not experienced a Termination of Service prior to the date of the Change in Control, then a number of PSUs equal to the greater of (i) such number of PSUs as would vest based on the TSR Achievement Factor and each Procedures Achievement Factor as determined by the Administrator as of the Change in Control in accordance with Exhibit B; and (ii) the Target Number of PSUs (such greater number the “Deemed Performance Vested Units”) shall be deemed performance vested upon the Change in Control, shall be assumed, substituted, replaced or continued by the surviving corporation or successor (or affiliate thereof) and shall vest on the third anniversary of the Grant Date as long as Participant does not experience a Termination of Service prior to such anniversary. Notwithstanding the foregoing, all such assumed, substituted, replaced or continued PSUs shall immediately vest if Participant experiences a Termination of Service within twelve months following the Change in Control due to termination by the Company without Cause or as a result of an Involuntary Termination (each as defined in the Intuitive Surgical, Inc. Severance Plan). If a Change in Control occurs, Participant has not experienced a Termination of Service prior to the date of the Change in Control and the PSUs are not assumed, substituted, replaced or continued by the surviving corporation or successor (or affiliate thereof) in connection with the Change in Control, then a number of PSUs equal to the Deemed Performance Vested Units shall immediately fully vest upon the Change in Control.
1.4Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.
1.5Forfeiture, Termination and Cancellation.
(a)Subject to Section 2.3(b) and to subsection (c) below, upon Participant’s Termination of Service for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable date of the Termination of Service without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
(b)Upon Participant’s Termination of Service (i) by the Company without Cause after the first anniversary of the Vesting Schedule Commencement Date or (ii) due to Participant’s death, the following number of PSUs shall accelerate and become immediately vested: the number of PSUs equal to the product of (A) the Target Number of PSUs and (B) a fraction the numerator of which is the number of days from the Vesting Schedule Commencement Date until the date of Termination of Service and the denominator of which is 1,096.
(c)No portion of the PSUs which has not become vested as of the date on which the Participant incurs a Termination of Service, after giving effect to any acceleration of vesting in connection with such Termination of Service, shall thereafter become vested.
(d)Notwithstanding anything herein to the contrary, in the event that the TSR Achievement Factor and/or the Procedures Achievement Factor as of the applicable Determination Date is zero, the PSUs eligible to vest based on the applicable Achievement Factor will thereupon be automatically forfeited by the Participant without payment of any consideration therefor, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
1.6Settlement upon Vesting.
(a)As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 hereof, but in no event later than March 15 of the calendar year following the year in which the Vesting Date (as defined in Exhibit B) occurs (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of vested

PSUs as determined in accordance with Exhibit B. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 11.4 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.
(b)As set forth in Section 11.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign income and payroll taxes required by law to be withheld with respect to any taxable event arising in connection with the Performance Stock Units based on the minimum statutory withholding rates applicable to supplemental taxable income. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares.
1.7Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.4 of the Plan.
1.8Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.
ARTICLE III.
OTHER PROVISIONS
1.1Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the PSUs.
1.2PSUs Not Transferable. The PSUs shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.
1.3Tax Consultation. The Participant represents that the Company has not provided the Participant with any tax advice in connection with the PSUs and that the Participant is not relying on the Company for any tax advice in connection with the PSUs.
1.4Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

1.5Adjustments Upon Specified Events. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 12.2 of the Plan.
1.6Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
1.7Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.
1.8Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
1.9Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
1.10Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.
1.11Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.
1.12Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
1.13Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

1.14Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.
1.15Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
1.16Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.
1.17Data Privacy. Without limiting the generality of any other provision of this Agreement, Section 10.8 (“Data Privacy”) of the Plan is hereby expressly incorporated into this Agreement as if first set forth herein.
1.18Foreign Asset/Account Reporting Notification. The Participant understands that the Participant’s country may have certain exchange control and/or foreign asset/account reporting requirements which may affect the Participant’s ability to hold Shares received from the PSUs in a brokerage or bank account outside of the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable regulations, and the Participant should speak to the Participant’s personal advisor on this matter.
1.19Additional Acknowledgement. The Participant acknowledges that for employment law purposes outside the United States, the PSUs and the income from and value of same are not part of normal or expected compensation or salary for any purpose, including but not limited to for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar mandatory payments.

Exhibit B
PERFORMANCE GOALS
1.Definitions.
“Achievement Factor” means each of the TSR Achievement Factor and the Procedures Achievement Factors.
“Average Market Value,” means the average closing trading price of a company’s shares of common stock on the principal exchange on which such shares are then traded, during the 20 consecutive trading days beginning on (for Beginning Average Market Value) or ending on (for Ending Average Market Value) and including the date specified in the definition of Beginning Average Market Value and Ending Average Market Value, as applicable (or, if there is no closing price on that day, the last trading day before that day), as reported by the applicable exchange or such other authoritative source as the Administrator may reasonably determine. For a given trading day, the closing trading price will be adjusted to include the cumulative value of the dividends declared on the company’s common stock to that point during the averaging period (for Beginning Average Market Value) and during the TSR Performance Period, assuming same day reinvestment of such dividends at the closing price on the ex-dividend date.
“Beginning Average Market Value” means the Average Market Value as of February 28, 2022.
“Ending Average Market Value” means the Average Market Value as of February 21, 2025; provided, that, in the event a Change in Control occurs during the TSR Performance Period, “Ending Average Market Value” means the Average Market Value as of the Change in Control.
“Index” means the [ ] as constituted as of February 28, 2022. For purposes of this definition and calculating any company’s TSR for the TSR Performance Period, (i) any company that is removed from the [ ] due to a merger or acquisition during the TSR Performance Period pursuant to which the company was acquired will be removed from the Index, and (ii) any company that is in the [ ] that files for bankruptcy protection during the TSR Performance Period will remain in the Index with TSR of -100%. In other circumstances where a company is removed from the [ ], the Administrator shall reasonably determine whether it is suitable for the company to be excluded from the Index. In the event of a stock distribution from an Index company consisting of the shares of a new publicly-traded company (a “spin-off”), the Index company shall remain an Index company, and the stock distribution shall be treated as a dividend from the Index company based on the closing price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company shall not thereafter be traded for purposes of calculating TSR.

“Measurement Date” means, (i) with respect to determining the Procedures Growth Percentage for Performance Period 1, the earlier of (a) December 31, 2023, or (b) a Change in Control; (ii) with respect to determining the Procedures Growth Percentage for Performance Period 2, the earlier of (a) December 31, 2024, or (b) a Change in Control and (iii) with respect to determining the TSR Achievement Factor, the earlier of (a) February 21, 2025 and (b) a Change in Control.
“Peer Companies” means the companies that comprise the Index.

“Procedure Count” means [ ].
“Procedures Achievement Factor” means that factor determined under Table 2 below based on the Company’s Procedure Growth Percentage for each Procedures Performance Period.
“Procedures Growth Percentage” means (i) for the Procedures Performance Period 1, [ ] and (ii) for the Procedures Performance Period 2, [ ].
“Procedures Performance Period” means each of Procedures Performance Period 1 and Procedures Performance Period 2.
“Procedures Performance Period 1” means the period commencing on January 1, 2022 and ending on the earlier of December 31, 2023 and a Change in Control.
“Procedures Performance Period 2” means the period commencing on January 1, 2022 and ending on the earlier of December 31, 2024 and a Change in Control.
“Reference Procedures Count” means the [ ].
“Relative TSR” means the Company’s TSR relative to the TSR of the Peer Companies. Relative TSR will be determined by ranking the Company and the Peer Companies from highest to lowest according to their respective TSRs. After this ranking, the percentile performance of the Company relative to the Peer Companies will be determined as follows:
where:
“P” represents the percentile performance which will be rounded, if necessary, to the nearest whole percentile by application of regular rounding.
“N” represents the remaining number of Peer Companies, plus the Company.
“R” represents Company’s ranking among the Peer Companies.
Example: If there are 24 Peer Companies, and the Company ranked 7th, the performance would be at the 75th percentile: .75 = 1 – ((7-1)/(25-1)).
“TSR” means the total shareholder return of the Company (or of a company in the Index, as applicable), as measured by the percentage appreciation in the price of a Share (or the publicly traded securities of a company in the Index, as applicable) over the TSR Performance Period (positive or negative), determined by dividing (i) the difference obtained by subtracting (A) the Beginning Average Market Value from (B) the Ending Average Market Value plus the cumulative value of all dividends declared during the TSR Performance Period, assuming same-day reinvestment into Common Stock (or common stock of the applicable member of the Index) at the closing price on the applicable ex-dividend date, by (ii) the Beginning Average Market Value. TSR shall be equitably adjusted to reflect stock dividends, stock-splits, spin-offs, and other corporate changes having similar effect.
“TSR Achievement Factor” means that factor determined under Table 1 below based on the Company’s Relative TSR for the TSR Performance Period.
“TSR Performance Period” means February 28, 2022 through the earlier of February 21, 2025 and a Change in Control.
“[ ] Growth Percentage” means [ ].
“[ ] Growth Percentage” means [ ].
“Vesting Date” means February 28, 2025.
“Vesting Schedule Commencement Date” means February 28, 2022.
2.Performance Vesting. On the Vesting Date, such number of PSUs shall vest as is equal to the sum of (a) (i) the Target Number of PSUs, multiplied by (ii) 33 1/3%, multiplied by (iii) the TSR Achievement Factor for the TSR Performance Period, plus (b) (i) the Target Number of PSUs, multiplied by (ii) 33 1/3%, multiplied by (iii) the Procedures 1 Achievement Factor, plus (c) (i) the Target Number of PSUs, multiplied by (ii) 33 1/3%, multiplied by (iii) the Procedures 2 Achievement Factor, with the TSR Achievement Factor and the applicable Procedures Achievement Factor to be determined in accordance with Section 3 below, provided the Participant has not experienced a Termination of Service prior to such Vesting Date.

3.Achievement Factors. As soon as administratively practicable following the Measurement Date (but in no event later than 60 days thereafter), the Administrator shall determine the Relative TSR for the TSR Performance Period, and the Procedures Growth Percentage for the applicable Procedures Performance Period and certify the TSR Achievement Factor and each Procedures Achievement Factor for each Procedures Performance Period (such date of determination, the “Determination Date”); provided, that if the Measurement Date is the date of a Change in Control, the Determination Date shall occur no later than the date of such Change in Control. If the Relative TSR or the Procedures Growth Percentage achieved during a Performance Period is between two of the levels set forth in the applicable table below, the TSR Achievement Factor or the Procedures Achievement Factor (as applicable) for such Performance Period shall be determined using linear interpolation. For clarity, (i) in no event shall the TSR Achievement Factor or Procedures Achievement Factor for any Performance Period exceed 1.25, (ii) if the Relative TSR or Procedures Growth Percentage performance for a Performance Period is below the Threshold level, the TSR Achievement Factor or Procedures Achievement Factor (as applicable) for such Performance Period shall be 0 and (iii) if the Company’s TSR is negative for the TSR Performance Period, the TSR Achievement Factor is the lesser of (A) the number as determined above and (B) 1.0.

Table 1

Performance Level	Relative TSR Percentile for TSR Performance Period	TSR Achievement Factor
Maximum	[ ]	[ ]
Target	[ ]	[ ]
Threshold	[ ]	[ ]

Table 2

Performance Level	[ ] Growth Percentage	[ ] Growth Percentage	Procedures Achievement Factor
Stretch	[ ]	[ ]	[ ]
Target	[ ]	[ ]	[ ]
Threshold	[ ]	[ ]	[ ]